PTC Announces Q3 Results

Issues Q4 Guidance and Fiscal Year 2009 Targets

NEEDHAM, Mass.— July 28, 2009 -- PTC (Nasdaq: PMTC), The Product Development Company®, today reported results for its third fiscal quarter ended July 4, 2009.

Highlights

•	Q3 Results: Revenue of $226.2 million and non-GAAP EPS of $0.20
o	Non-GAAP operating margin of 13.0%; GAAP operating margin of 0.9%
o	GAAP EPS of $0.03, including $6.6 million restructuring charge to reduce operating expenses
o	Relative to Q3 guidance, currency was favorable to revenue by approximately $3 million and unfavorable to expenses by approximately $2 million

•	Q4 Guidance: Revenue of $235 to $245 million and non-GAAP EPS of $0.25 to $0.30
o	GAAP EPS of $0.09 to $0.13
o	Assumes $1.40 EURO / USD, up from $1.30 EURO / USD in prior guidance

•	FY 2009 Targets: Revenue of approximately $931 million and non-GAAP EPS of approximately $0.77
o	Non-GAAP operating margin of approximately 13%; GAAP operating margin of approximately 1%
o	GAAP EPS of approximately $0.24
o	Approximately 15% non-GAAP and 2% GAAP operating margin for H2’09

The Q3 non-GAAP results exclude a $6.6 million restructuring charge, $11.5 million of stock-based compensation expense, $9.4 million of acquisition-related intangible asset amortization and in-process research and development expenses and $8.3 million of income tax adjustments. The Q3 results include a non-GAAP tax rate of 21% and a GAAP tax benefit rate of 153%.

Q3 Results Commentary & Outlook

C. Richard Harrison, chairman and chief executive officer, commented, “On a constant currency and non-GAAP basis, our total Q3 revenue was down 11% compared to last year, which in this challenging economy highlights the stability provided by our maintenance and services businesses. Importantly, on a sequential basis we are seeing a number of positive data points: 1) total revenue is stabilizing, 2) we delivered license revenue growth in all of our major geographies except Japan, 3) active maintenance paying seats are up, driven by Windchill seat growth, and 4) we won three additional strategically important “domino” accounts during Q3.”

“Our pipeline for new business opportunities remains strong and lead times to close enterprise deals seem to be shortening,” continued Harrison. “We received major orders from leading organizations such as BAE Systems, Caterpillar, EDF Group, Knorr Bremse, Komatsu America Corporation, NASA, Otis Elevator, Raytheon, RWTH Aachen University, and the US Army.”

James Heppelmann, president and chief operating officer added, “We believe that our technology leadership position in the industry is becoming increasingly clear. In addition to competitive displacement wins in the market, PTC continues to be on the forefront of innovation with our social product development initiative and partnership with Microsoft, our growing product analytics platform, and our Arbortext product information delivery solutions. We are very optimistic about the long-term opportunity for PTC and will continue to make strategic investments that we believe are critical to delivering value to our customers and gaining market share, while remaining mindful of our goal of 20% non-GAAP EPS growth for 2010 and beyond.”

Neil Moses, chief financial officer, commented, “Our Q3 operating margins and EPS were stronger than expected primarily due to stronger than expected license revenue, favorable currency impact as well as a lower than anticipated tax rate. Our balance sheet remains strong with $231 million of cash, down from $268 million in Q2 primarily due to our acquisition of Relex, which we acquired in June to further expand our product analytics platform. We also have an additional $175 million available on our revolving credit facility.”

“Looking forward to Q4, we are initiating guidance of $235 to $245 million in revenue with non-GAAP EPS of $0.25 to $0.30,” continued Moses. “Consequently, we are now targeting FY’09 revenue of approximately $931 million, 13% non-GAAP operating margins, and non-GAAP EPS of approximately $0.77.”

The Q4 guidance assumes a non-GAAP tax rate of 20%, a GAAP tax benefit rate in excess of 40% and 119 million diluted shares outstanding. The Q4 non-GAAP guidance excludes approximately $14 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization expense, $10 million of restructuring related expense and the related income tax effects.

The FY’09 target assumes a non-GAAP tax rate of 21%, a GAAP tax benefit rate in excess of 130% and 117 million diluted shares outstanding. The FY’09 non-GAAP guidance excludes approximately $43 million of stock-based compensation expense, $36 million of acquisition-related intangible asset amortization and in-process research and development expense, $26 million of restructuring related expense and the related income tax effects.

Q3 Earnings Conference Call and Webcast

Supplemental financial and operating metric information and prepared remarks for the conference call will be posted to the investor relations section of our website simultaneously with this press release. The prepared remarks will not be read live; the call will be primarily Q&A.

When:	Wednesday, July 29, 2009 at 8:30 a.m. Eastern Time

Dial-in:	1-888-566-8560 or 1-517-623-4768
Call Leader: Richard Harrison with Passcode: PTC

Webcast:	http://www.ptc.com/for/investors.htm

Replay:	The audio replay of this event will be archived for public replay until 4:00 p.m. on August 3, 2009 at

1-800-925-5415 or 1-402-530-8074. To access the replay via webcast, please visit

http://www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References

PTC provides non-GAAP supplemental information to its financial results. Non-GAAP revenue excludes the effect of purchase accounting on the fair value of the acquired deferred revenue of CoCreate Software GmbH. Non-GAAP operating expenses, margin and EPS exclude stock-based compensation expense, amortization of acquired intangible assets, acquired in-process research and development expense, restructuring charges, non-cash effects of liquidating subsidiaries, and the related tax effects of the preceding items and any one-time tax items, such as valuation allowance reversals. PTC provides this non-GAAP information to facilitate period-to-period comparisons of its operational performance by adjusting for certain non-cash and certain episodic expenses. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to peer companies. PTC management also uses this and other non-GAAP financial information to evaluate, manage and plan our business because the information provides additional insight into ongoing financial performance. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

About PTC (www.ptc.com)

Statements in this news release that are not historic facts, including statements about our fiscal 2009 and other future expectations, financial targets, anticipated tax rates, the expected impact of our planned strategic investments on our future success, the stability of our maintenance and services businesses, and the long-term prospects for PTC are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that our customers may further reduce, defer or forego investment in our solutions in the current economic climate, the possibility that our customers may not renew maintenance or enter into services engagements at historic rates, the possibility that our strategic investments may not have the effects we expect, the possibility that we will experience a shortfall in revenue that causes us to decrease or eliminate planned strategic investments in our business, the possibility that our efforts to reduce our operating expenses may not have the effects we expect and could harm our operations, the possibility that we may be unable to attain or maintain a technology leadership position, and the possibility that we may be unable to draw from our revolving credit facility when or to the extent we decide to do so. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses (including restructuring charges) and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

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PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 4,	June 28,	July 4,	June 28,
	2009	2008	2009	2008

Revenue:
License	$49,450	$79,911	$142,022	$228,748
Service	176,709	191,837	549,820	542,035
Total revenue	226,159	271,748	691,842	770,783

Costs and expenses:
Cost of license revenue(1)	7,644	8,980	22,204	20,563
Cost of service revenue(1)	66,162	76,582	214,205	221,437
Sales and marketing(1)	73,823	78,762	225,072	223,149
Research and development(1)	46,562	47,374	139,675	134,656
General and administrative(1)	19,245	20,294	58,375	64,653
Amortization of acquired intangible assets	3,827	4,044	11,510	11,252
In-process research and development	300	--	300	1,887
Restructuring charges	6,609	3,790	16,397	15,367
Total costs and expenses	224,172	239,826	687,738	692,964

Operating income	1,987	31,922	4,104	77,819
Other expense, net	(491)	(7,110)	(1,812)	(5,859)
Income before income taxes	1,496	24,812	2,292	71,960
Provision for (benefit from) income taxes	(2,292)	10,342	(13,330)	28,762
Net income	$3,788	$14,470	$15,622	$43,198
Earnings per share:
Basic	$0.03	$0.13	$0.14	$0.38
Weighted average shares outstanding	115,194	113,491	114,843	113,661
Diluted	$0.03	$0.12	$0.13	$0.37
Weighted average shares outstanding	117,074	117,363	116,691	117,565

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	July 4,	June 28,	July 4,	June 28,
	2009	2008	2009	2008

Cost of license revenue	$11	$12	$28	$26
Cost of service revenue	2,055	2,298	5,601	6,867
Sales and marketing	3,491	3,130	8,592	8,933
Research and development	1,986	2,322	5,810	6,929
General and administrative	3,969	3,387	8,742	9,926
Total stock-based compensation	$11,512	$11,149	$28,773	$32,681

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 4,	June 28,	July 4,	June 28,
	2009	2008	2009	2008
GAAP revenue	$226,159	$271,748	$691,842	$770,783
Fair value adjustment of acquired CoCreate deferred maintenance revenue	--	978	--	3,920
Non-GAAP revenue	$226,159	$272,726	$691,842	$774,703

GAAP operating income	$1,987	$31,922	$4,104	$77,819
Fair value adjustment of acquired CoCreate deferred maintenance revenue	--	978	--	3,920
Stock-based compensation	11,512	11,149	28,773	32,681
Amortization of acquired intangible assets included in cost of license revenue	5,221	6,289	14,592	13,850
Amortization of acquired intangible assets included in cost of service revenue	--	17	8	51
Amortization of acquired intangible assets	3,827	4,044	11,510	11,252
In-process research and development	300	--	300	1,887
Restructuring charges	6,609	3,790	16,397	15,367
Non-GAAP operating income	$29,456	$58,189	$75,684	$156,827

GAAP net income	$3,788	$14,470	$15,622	$43,198
Fair value adjustment of acquired CoCreate deferred maintenance revenue	--	978	--	3,920
Stock-based compensation	11,512	11,149	28,773	32,681
Amortization of acquired intangible assets included in cost of license revenue	5,221	6,289	14,592	13,850
Amortization of acquired intangible assets included in cost of service revenue	--	17	8	51
Amortization of acquired intangible assets	3,827	4,044	11,510	11,252
In-process research and development	300	--	300	1,887
Restructuring charges	6,609	3,790	16,397	15,367
One-time non-cash loss included in other expense, net (2)	--	6,206	--	6,206
Income tax adjustments (3)	(8,325)	(7,724)	(29,244)	(22,371)
Non-GAAP net income	$22,932	$39,219	$57,958	$106,041

GAAP diluted earnings per share	$0.03	$0.12	$0.13	$0.37
Stock-based compensation	0.10	0.09	0.25	0.28
All other items identified above	0.07	0.12	0.12	0.25
Non-GAAP diluted earnings per share	$0.20	$0.33	$0.50	$0.90

Weighted average shares outstanding – diluted
Non-GAAP diluted earnings per share	117,074	117,363	116,691	117,565

(2)	Reflects a one-time non-cash loss from the liquidation of certain legal entities related to previous acquisitions.
(3)

Reflects the tax effect of non-GAAP adjustments above, as well as the effect of a $7.6 million one-time tax benefit recorded in the second quarter of 2009 due to the recognition of deferred tax assets in a foreign jurisdiction

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	July 4,	September 30,
	2009	2008

ASSETS

Cash and cash equivalents	$231,345	$256,941
Accounts receivable, net	149,198	201,509
Property and equipment, net	58,560	55,253
Goodwill and acquired intangibles, net	593,280	587,537
Other assets	264,139	248,333

Total assets	$1,296,522	$1,349,573

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$255,206	$258,295
Borrowings under revolving credit facility	55,286	88,505
Other liabilities	240,995	300,248
Stockholders' equity	745,035	702,525

Total liabilities and stockholders' equity	$1,296,522	$1,349,573

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	July 4,	June 28,	July 4,	June 28,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income	$3,788	$14,470	$15,622	$43,198
Stock-based compensation	11,512	11,149	28,773	32,681
Depreciation and amortization	15,601	16,636	45,558	43,484
Accounts receivable	(9,560)	268	67,455	69,819
Accounts payable and accruals (4)	963	1,041	(29,986)	(29,155)
Deferred revenue	(9,559)	(5,411)	(2,700)	16,305
In-process research and development	300	--	300	1,887
Income taxes	(18,584)	(868)	(53,371)	1,645
Other	(5,814)	16,017	5,646	1,242
Net cash (used) provided by operating activities	(11,353)	53,302	77,297	181,106

Capital expenditures	(8,543)	(9,785)	(23,809)	(20,492)
Acquisitions of businesses, net of cash acquired (5)	(24,315)	--	(32,790)	(261,592)
Proceeds from (payments on) debt, net	--	(53,643)	(31,951)	98,999
Repurchases of common stock	--	(5,288)	(9,581)	(27,297)
Other investing and financing activities	716	3,929	(1,694)	(3,313)
Foreign exchange impact on cash	7,122	(5,441)	(3,068)	11,338

Net change in cash and cash equivalents	(36,373)	(16,926)	(25,596)	(21,251)
Cash and cash equivalents, beginning of period	267,718	258,946	256,941	263,271
Cash and cash equivalents, end of period	$231,345	$242,020	$231,345	$242,020

(4)	Includes accounts payable, accrued expenses, and accrued compensation and benefits.
(5)	Acquisitions of businesses:
a.	The third quarter of 2009 includes $24 million for our acquisition of Relex, net of cash acquired.
b.	The first quarter of 2009 includes $7 million for our acquisition of Synapsis and $1 million for a contingent purchase price earned during the quarter related to a prior acquisition.
c.	The first quarter of 2008 includes $248 million for our acquisition of CoCreate and $14 million for two other acquisitions, net of cash acquired.